Exhibit (b) (2)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for Elfun Money Market Fund (the “Registrant”) as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Registrant.

By:

/s/ Dmitri L. Stockton
Dmitri L. Stockton
Trustee, President and Chief Executive Officer
GE Asset Management Incorporated

Date: February 24, 2012

By:

/s/ Arthur A. Jensen
Arthur A. Jensen
Treasurer, Elfun Funds

Date: February 24, 2012